BYLAWS

OF

RAYONIER INC.

ARTICLE 1 - OFFICES

Section 1. Offices. The principal office of the Corporation may be located at such place as the Board of Directors may fix from time to time. The Corporation may have offices at such other places, either within or without the State of North Carolina, as the Board of Directors may from time to time determine.

ARTICLE 2 - MEETINGS OF SHAREHOLDERS

Section 1. Place of Meeting. Meetings of Shareholders shall be held at such places, either within or without the State of North Carolina, as shall be fixed by the Board of Directors and designated in the notice of the meeting.

Section 2. Annual Meeting. The annual meeting of Shareholders shall be held on such date and at such time as the Board of Directors shall determine each year in advance thereof, for the purpose of electing Directors of the Corporation and the transaction of such other business as may be a proper subject for action at the meeting. No business shall be transacted at an annual meeting of Shareholders except such business as shall be (a) specified in the notice of meeting given as provided in Article 2, Section 4, (b) otherwise brought before the meeting by or at the direction of the Board of Directors, or (c) otherwise brought before the meeting by a Shareholder of record entitled to vote at the meeting, in compliance with the procedure set forth in Article 2, Section 7 or Article 3, Section 6. Notwithstanding anything in these Bylaws to the contrary, no business shall be conducted at an annual meeting except in accordance with the provisions set forth in this Section 2. If the chairman of the annual meeting determines that any business was not properly brought before the meeting in accordance with the provisions prescribed by these Bylaws, he shall so declare at the meeting, and to the extent permitted by law any such business not properly brought before the meeting shall not be transacted. Notwithstanding the provisions of Article 2, Section 7 regarding advance notice of shareholder proposals and of Article 3, Section 6 regarding advance notice of nomination of directors, a Shareholder shall also comply with all applicable requirements of state law and of the Securities and Exchange Act of 1934 (hereinafter referred to as the "Exchange Act") and the rules and regulations thereunder with respect to matters set forth in Article 2, Section 7 and Article 3, Section 6. Nothing in this Section 2 shall be deemed to affect any rights of Shareholders to request inclusion of proposals in the Corporation's proxy statement pursuant to Rule 14a-8 under the Exchange Act.

Section 3. Special Meetings. Special meetings of the Shareholders shall be held at such places and times as determined by the Board of Directors in their discretion as provided in the Articles of Incorporation.

Section 4. Notice of Meetings. At least 10 and no more than 60 days prior to any annual or special meeting of Shareholders, the Corporation shall notify Shareholders of the date, time and place of the meeting and, in the case of a special meeting or where otherwise required by the Articles of Incorporation or by law, shall briefly describe the purpose or purposes of the meeting. Only business within the purpose or purposes described in the notice may be conducted at a special meeting. Unless otherwise required by the Articles of Incorporation or by law, the Corporation shall be required to give notice only to Shareholders entitled to vote at the meeting. If an annual or special Shareholders' meeting is adjourned to a different date, time or place, notice thereof need not be given if the new date, time or place is announced at the meeting before adjournment. If a new record date for the adjourned meeting is fixed pursuant to Article 7, Section 5 hereof, notice of the adjourned meeting shall be given to persons who are Shareholders as of the new record date. Notice may be given either by personal delivery, or by telegraph, teletype, facsimile transmission or other form of electronic communication or by mail or private carrier. If mailed, notice shall be deemed to be effective when deposited in the United States mail with postage thereon prepaid, correctly addressed to the Shareholder's address shown in the Corporation's current record of Shareholders, provided, however, that notice is not required to be given to a Shareholder if (i) notice of two consecutive annual meetings, and all notices of meetings during the period between those two consecutive annual meetings, have been sent to the Shareholder at the Shareholder's address as shown in the Corporation's current record of Shareholders and have been returned undeliverable; or (ii) all, but not less than two, payments of dividends on securities during a 12-month period, or two consecutive payments of dividends on securities during a period of more than 12 months, have been sent to the Shareholder at the Shareholder's address as shown on the Corporation's current record of Shareholders and have been returned undeliverable. If any Shareholder delivers to the Corporation a written notice setting forth the Shareholder's current address, the requirement that notice be given to the Shareholder shall be reinstated.

Section 5. Quorum. Except as may be provided in the terms of a series of Preferred Stock, a majority of the votes entitled to be cast by a voting group on a matter, represented in person or by proxy at a meeting of Shareholders, shall constitute a quorum for that voting group for any action on that matter, unless quorum requirements are otherwise fixed by a court of competent jurisdiction acting pursuant to Section 55-7-03 of the General Statutes of North Carolina. Once a share is represented for any purpose at a meeting, it is deemed present for quorum purposes for the remainder of the meeting and any adjournment thereof, unless a new record date is or must be set for the adjournment. Action may be taken by a voting group at any meeting at which a quorum of that voting group is represented, regardless of whether action is taken at that meeting by any other voting group. In the absence of a quorum at the opening of any meeting of Shareholders, such meeting may be adjourned from time to time by a vote of the majority of the shares voting on the motion to adjourn.

Section 6. Voting of Shares. Except as otherwise provided by the Articles of Incorporation or by law, each outstanding share of voting capital stock of the Corporation shall be entitled to one vote on each matter submitted to a vote at a meeting of the Shareholders. Action on a matter by a voting group for which a quorum is present is approved if the votes cast within the voting group favoring the action exceed the votes cast opposing the action, unless the vote of a greater number is required by law, by the Articles of Incorporation, by rules of any exchange on which the voting group's stock is listed or by Section 55-10-03(c) of the North Carolina Business Corporation Act (the "NCBCA"). Voting on all matters shall be by ballot vote. Either the Board of Directors or the Chairman of the meeting may appoint one or more voting inspectors, each of whom shall take an oath to execute his duties impartially and to the best of his ability. The voting inspectors shall, by majority vote, resolve all questions regarding voting of shares, including the number of shares outstanding, the voting power of each, the shares represented at the meeting, the qualification of voters, the validity of proxies, the existence of a quorum as to any voting group, and the acceptance, rejection and tabulation of votes.

Section 7. Notice of Shareholder Proposal. For business proposed by a Shareholder (other than director nominations) to be a proper subject for action at an Annual Shareholders meeting, in addition to any requirement of law the Shareholder must timely request (by Certified Mail - Return Receipt Requested) that the proposal be included in the Corporation's proxy statement for the meeting, and such request must satisfy all of the provisions of Rule 14a-8 under the Securities Exchange Act of 1934, as amended.

Section 8. Postponement of Shareholders' Meeting. A scheduled annual or special meeting of Shareholders may be postponed by the Board of Directors by public notice given at or prior to the time of the meeting.

Section 9. Shareholders' List. Before each meeting of Shareholders, the Secretary of the Corporation shall prepare an alphabetical list of the Shareholders entitled to notice of such meeting. The list shall be arranged by voting group (and within each voting group by class or series of shares) and show the address of and number of shares held by each Shareholder. The list shall be kept on file at the principal office of the Corporation, or at a place identified in the meeting notice in the city where the meeting will be held, for the period beginning two business days after notice of the meeting is given and continuing through the meeting, and shall be available for inspection by any Shareholder, personally or by or with his representative, at any time during regular business hours. The list shall also be available at the meeting and shall be subject to inspection by any shareholder, personally or by or with his representative, at any time during the meeting or adjournment thereof.

ARTICLE 3 - BOARD OF DIRECTORS

Section 1. General Powers. Except as otherwise expressly provided in the Articles of Incorporation or by law, the Board of Directors shall have the exclusive power and authority to direct the management of the business and affairs of the Corporation and shall exercise all corporate powers, and possess all authority, necessary or appropriate to carry out the intent of this provision, and which are customarily exercised by the board of directors of a public company.

Section 2. Number, Term and Qualification. The number, term and qualification of Directors of the Corporation shall be as provided in the Articles of Incorporation.

Section 3. Removal. Directors may be removed from office only for the reasons, if any, specified in the Articles of Incorporation.

Section 4. Vacancies. Vacancies occurring in the Board of Directors shall be filled only as provided in the Articles of Incorporation.

Section 5. Compensation. Compensation for the services of Directors as such shall be determined exclusively by the Board of Directors as provided in the Articles of Incorporation.

Section 6. Nominations for Election of Directors. Only persons who are nominated in accordance with the provisions set forth in these Bylaws shall be eligible to be elected as directors at an Annual Shareholders meeting. Nominations of persons for election to the Board of Directors may be made at such meeting of shareholders (i) by or at the direction of the Board of Directors, or (ii) by any shareholder of the Corporation who is a shareholder of record at the time of giving of notice provided for in this Section 6, who shall be entitled to vote for the election of Directors at the meeting and who complies with the notice procedures set forth in this Section 6. Such nominations, other than those made by or at the direction of the Board, shall be made pursuant to timely notice in writing to the Secretary. To be timely, a shareholder's notice shall be delivered to, or mailed and received at, the principal executive offices of the Corporation not less than 120 days prior to the first anniversary of the date of the Proxy Statement mailed to shareholders in connection with the preceding year's Annual Shareholders meeting; provided, however, in the event the date of the Annual Shareholders meeting is changed by more than 30 days from the date of the preceding year's Annual Shareholders meeting, notice by a shareholder must be so delivered by a date that is a reasonable time before the Corporation begins to print and mail its Proxy Statement for the subject Annual Shareholders meeting. Such shareholder's notice shall set forth (a) as to each person whom the shareholder proposes to nominate for election or reelection as a Director, information relating to such person which is substantially the same as that required to be disclosed in solicitations of proxies for election of directors pursuant to Items 7(a) and (b) of Regulation 14A under the Securities Exchange Act of 1934, as amended, and such person's written consent to being named as a nominee and to serving as a director if elected, and (b) as to the shareholder giving the notice, (i) the name and address, as they appear on the Corporation's books, of such shareholder, and (ii) the class and number of shares of the Corporation which are owned of record or beneficially by such shareholder. At the request of the Board of Directors, any person nominated by the Board for election as a Director shall furnish to the Secretary that information required to be set forth in a shareholder's notice of nomination which pertains to the nominee. The chairman of the Annual Shareholders meeting shall, if the facts warrant, determine and declare to the meeting that a nomination was not made in accordance with the provisions prescribed by these Bylaws and, if the chairman should so determine, the chairman shall so declare to the meeting and the defective nomination shall be disregarded. The foregoing provisions of this Section 6 shall not apply to (x) any Director who is nominated and elected under specified circumstances by holders of any class or series of stock having a preference over the common stock as to dividends or upon liquidation; or (y) any shareholder notice delivered in compliance with any inconsistent advance notice requirement mandated by rules or regulations of the U.S. Securities and Exchange Commission.

ARTICLE 4 - MEETINGS OF DIRECTORS

Section 1. Annual and Regular Meetings. All annual and regular meetings of the Board of Directors shall be held at such places and times as determined by the Board of Directors in their discretion as provided in the Articles of Incorporation.

Section 2. Special Meetings. Special meetings of the Board of Directors shall be held at such places and times as determined by the Board of Directors in their discretion as provided in the Articles of Incorporation.

Section 3. Notice of Meetings. Unless the Board of Directors by resolution determines otherwise in accordance with authority set forth in the Articles of Incorporation, all meetings of the Board of Directors may be held without notice of the date, time, place or purpose of the meeting. The Secretary shall give such notice of any meetings called by the Board by such means of communication as may be specified by the Board. A Director may waive notice before or after the date and time stated in such notice if the Director makes such waiver in writing, signs the waiver and the waiver is filed with the minutes or corporate records of the Corporation. A Director's attendance at or participation in a meeting waives any required notice to him of the meeting unless the director at the beginning of the meeting (or promptly upon his arrival) objects to holding the meeting or transacting business at the meeting and does not thereafter vote for or assent to action taken at the meeting.

Section 4. Quorum. The percentage of Directors in office specified in the Articles of Incorporation will constitute a quorum for the transaction of business at any meeting of the Board of Directors.

Section 5. Manner of Acting. A majority of Directors who are present at a meeting at which a quorum is present will constitute the required vote to effect any action taken by the Board of Directors.

Section 6. Written Consents. Action required or permitted to be taken at a meeting of the Board of Directors may be taken without a meeting if the action is taken by all members of the Board. The action must be evidenced by one or more unrevoked written consents signed by each Director before or after such action, describing the action taken, and included in the minutes or filed with the corporate records. Action taken without a meeting is effective when the last Director signs the unrevoked consent, unless the unrevoked consents specify a different effective date. A Director's consent to action may be revoked in a writing signed by the Director and delivered to the Corporation prior to the action becoming effective.

Section 7. Meeting by Communications Device. The Board of Directors may permit Directors to participate in any meeting of the Board of Directors by, or conduct the meeting through the use of, any means of communication by which all Directors participating may simultaneously hear each other during the meeting. A Director participating in a meeting by this means is deemed to be present in person at the meeting.

Section 8. Presumption of Assent. A Director who is present at a meeting of the Board of Directors or a committee of the Board of Directors when corporate action is taken is deemed to have assented to the action taken unless (a) he objects at the beginning of the meeting, or promptly upon his arrival, to holding it or to transacting business at the meeting, or (b) his dissent or abstention from the action taken is entered into the minutes of the meeting, or (c) he files written notice of his dissention or abstention with the presiding officer of the meeting before its adjournment or with the Corporation immediately after the adjournment of the meeting. Such right of dissent or abstention is not available to a Director who votes in favor of the action taken.

ARTICLE 5 - COMMITTEES

Section 1. Election and Powers. The Board of Directors may have such committees, with such members who shall have such powers and authority as may be determined by the Board of Directors as provided by the Articles of Incorporation. To the extent specified by the Board of Directors or in the Articles of Incorporation, each committee shall have and may exercise the powers of the Board in the management of the business and affairs of the Corporation, except that no committee shall have authority to do the following:
(a)	Authorize distributions.

(b)	Approve or propose to Shareholders action required to be approved by Shareholders.

(c)	Fill vacancies on the Board of Directors or on any of its committees.

(d)	Amend the Articles of Incorporation.

(e)	Adopt, amend or repeal the bylaws.

(f)	Approve a plan of merger not requiring Shareholder approval.

Section 2. Removal; Vacancies. Unless the Board of Directors by resolution determines otherwise in accordance with authority specified in the Articles of Incorporation, any member of a committee may be removed at any time exclusively by the Board of Directors with or without cause, and vacancies in the membership of a committee as a result of death, resignation, disqualification or removal shall be filled by a majority of the whole Board of Directors.

Section 3. Meetings. The provisions of Article 4 governing meetings of the Board of Directors, action without meeting, notice, waiver of notice and quorum and voting requirements shall apply to the committees of the Board and its members to the extent not otherwise prescribed by the Board in the resolution authorizing the establishment of the committee.

Section 4. Minutes. Each committee shall keep minutes of its proceedings and shall report thereon to the Board of Directors at or before the next meeting of the Board.

ARTICLE 6 - OFFICERS

Section 1. Titles. Pursuant to authority conferred in the Articles of Incorporation, the Board of Directors shall have the exclusive power and authority to elect from time to time such officers of the Corporation, including a Chairman and a President (one of whom shall be the Chief Executive Officer), a Vice Chairman, one or more Executive Vice Presidents, one or more Senior Vice Presidents, one or more Vice Presidents, a Chief Financial Officer, a General Counsel, a Controller, a Treasurer, a Secretary, one or more Assistant Controllers, one or more Assistant Treasurers, and one or more Assistant Secretaries, and such other officers as shall be deemed necessary or desirable from time to time. The officers shall have the authority and perform the duties as set forth herein or as from time to time may be prescribed by the Board of Directors. Any two or more offices may be held by the same individual, but no officer may act in more than one capacity where action of two or more officers is required.

The officers of the Corporation may appoint one or more individuals to hold a position which includes one of the titles indicated above. An individual holding such title by virtue of being so appointed rather than by virtue of being elected to such position by the Board of Directors shall not be an officer of the Corporation for purposes of the Articles of Incorporation or these Bylaws, but such individual shall have such duties as may be prescribed by the officer or officers appointing him or her.

Section 2. Election; Removal. Pursuant to authority conferred in the Articles of Incorporation, the officers of the Corporation shall be elected exclusively by or under the authority of the Board of Directors. A duly appointed officer may appoint one or more officers or assistant officers if authorized by the Board of Directors. Officers shall hold office as specified at the time of their election, until their successors are elected and qualify, or until the earlier of their resignation or removal. Pursuant to authority conferred in the Articles of Incorporation, any officer may be removed at any time with or without cause by (i) the Board of Directors, (ii) the appointing officer, unless these bylaws or the Board of Directors provide otherwise, or (iii) any other officer if authorized by these bylaws or the Board of Directors.

Section 3. Compensation. Pursuant to authority conferred in the Articles of Incorporation, the compensation of the officers shall be fixed by the Board of Directors.

Section 4. General Powers of Officers. Except as may be otherwise provided in these bylaws or in the NCBCA, the Chairman, the Vice-Chairman, the President, any Executive Vice President, any Senior Vice President, any Vice President, the Chief Financial Officer, the General Counsel, the Controller, the Treasurer, the Secretary, or any one of them, may (i) execute and deliver in the name of the Corporation, in the name of any division of the Corporation or in both names any agreement, contract, deed, instrument, power of attorney or other document pertaining to the business or affairs of the Corporation or any division of the Corporation, and (ii) delegate to any employee or agent the power to execute and deliver any such agreement, contract, deed, instrument, power of attorney or other document.

Section 5. Chief Executive Officer. The Chief Executive Officer of the Corporation shall report directly to the Board. Except in such instances as the Board may confer powers in particular transactions upon any other officer, and subject to the control and direction of the Board, the Chief Executive Officer shall manage the business and affairs of the Corporation and shall communicate to the Board and any committee thereof reports, proposals and recommendations for their respective consideration or action. He may do and perform all acts on behalf of the Corporation.

Section 6. Chairman. The Chairman shall preside at meetings of the Board of Directors and the Shareholders and shall have such other powers and perform such other duties as the Board may prescribe or as may be prescribed in these bylaws.

Section 7. Vice Chairman. The Vice Chairman shall have such powers and perform such duties as the Board or the Chairman (to the extent he is authorized by the Board of Directors to prescribe the authority and duties of other officers) may from time to time prescribe or as may be prescribed in these bylaws.

Section 8. President. The President shall have such powers and perform such duties as the Board and the Chief Executive Officer (to the extent he is authorized by the Board of Directors to prescribe the authority and duties of other officers) may from time to time prescribe or as may be prescribed in these bylaws.

Section 9. Executive Vice Presidents, Senior Vice Presidents and Vice Presidents. The Executive Vice Presidents, Senior Vice Presidents and Vice Presidents shall have such powers and perform such duties as the Board or the Chief Executive Officer (to the extent he is authorized by the Board of Directors to prescribe the authority and duties of other officers) may from time to time prescribe or as may be prescribed in these bylaws.

Section 10. Chief Financial Officer. The Chief Financial Officer shall have such powers and perform such duties as the Board or the Chief Executive Officer (to the extent he is authorized by the Board of Directors to prescribe the authority and duties of other officers) may from time to time prescribe or as may be prescribed in these bylaws. The Chief Financial Officer shall present to the Board such balance sheets, income statements, budgets and other financial statements and reports as the Board or the Chief Executive Officer (to the extent he is authorized by the Board of Directors to prescribe the authority and duties of other officers) may require and shall perform such other duties as may be prescribed or assigned pursuant to these bylaws and all other acts incident to the position of Chief Financial Officer.

Section 11. Controller. The Controller shall be responsible for the maintenance of adequate accounting records of all assets, liabilities, capital and transactions of the Corporation. The Controller shall prepare such balance sheets, income statements, budgets and other financial statements and reports as the Board or the Chief Executive Officer or the Chief Financial Officer (to the extent they are authorized by the Board of Directors to prescribe the authority and duties of other officers) may require, and shall perform such other duties as may be prescribed or assigned pursuant to these bylaws and all other acts incident to the position of Controller.

Section 12. Treasurer.

(a) The Treasurer shall have the care and custody of all the funds and securities of the Corporation except as may be otherwise ordered by the Board, and shall cause such funds (i) to be invested or reinvested from time to time for the benefit of the Corporation as may be designated by the Board or by the Chairman, the Vice Chairman, the President, the Chief Financial Officer or the Treasurer (to the extent they are authorized by the Board of Directors to make such designations), or (ii) to be deposited to the credit of the Corporation in such banks or depositories as may be designated by the Board or by the Chairman, the President, the Chief Financial Offer or the Treasurer (to the extent they are authorized by the Board of Directors to make such designations), and shall cause such securities to be placed in safekeeping in such manner as may be designated by the Board or by the Chairman, the President, the Chief Financial Officer or the Treasurer (to the extent they are authorized by the Board of Directors to make such designations).

(b) The Treasurer or such other person or persons as may be designated for such purpose by the Board or by the Chairman, the President, the Chief Financial Officer or the Treasurer (to the extent they are authorized by the Board of Directors to make such designations) may endorse in the name and on behalf of the Corporation all instruments for the payment of money, bills of lading, warehouse receipts, insurance policies and other commercial documents requiring such endorsement.

(c) The Treasurer or such other person or persons as may be designated for such purpose by the Board or by the Chairman, the President, the Chief Financial Officer or the Treasurer (to the extent they are authorized by the Board of Directors to make such designations), (i) may sign all receipts and vouchers for payments made to the Corporation; (ii) shall prepare a statement of the cash account of the Corporation to the Board as often as it shall require the same; and (iii) shall enter regularly in books to be kept for that purpose full and accurate account of all moneys received and paid on account of the Corporation and of all securities received and delivered by the Corporation.

(d) The Treasurer shall perform such other duties as may be prescribed or assigned pursuant to these bylaws and all other acts incident to the position of Treasurer.

Section 13. Secretary. The Secretary shall keep the minutes of all proceedings of the Shareholders, the Board and the Committees of the Board. The Secretary shall attend to the giving and serving of all notices of the Corporation, in accordance with the provisions of these bylaws and as required by the laws of the State of North Carolina. The Secretary shall cause to be prepared and maintained (i) at the office of the Corporation a stock ledger containing the names and addresses of all Shareholders and the number of shares held by each and (ii) any list of Shareholders required by law to be prepared for any meeting of Shareholders. The Secretary shall be responsible for the custody of all stock books and of all unissued stock certificates. The Secretary shall be the custodian of the seal of the Corporation. The Secretary shall affix or cause to be affixed the seal of the Corporation to such contracts, instruments and other documents requiring the seal of the Corporation, and when so affixed may attest the same and shall perform such other duties as may be prescribed or assigned pursuant to these bylaws and all other acts incident to the position of Secretary.

Section 14. Voting Upon Securities. Unless otherwise ordered by the Board of Directors, the Chairman, the President, any Executive Vice President, any Senior Vice President or any Vice President shall have full power and authority in behalf of the Corporation to attend, act and vote at meetings of the security holders of any entity in which this Corporation may hold securities, and at such meetings shall possess and may exercise any and all rights and powers incident to the ownership of such securities and which, as the owner, the Corporation might have possessed and exercised if present. The Board of Directors may by resolution from time to time confer such power and authority upon any other person or persons.

Section 15. Continuing Determination by Board. All powers and duties of the officers shall be subject to a continuing determination by the Board of Directors.

ARTICLE 7 - CAPITAL STOCK

Section 1. Certificates. The Board of Directors may authorize the issuance of some or all of the shares of the Corporation's classes or series without issuing certificates to represent such shares. If shares are represented by certificates, the certificates shall be in such form as required by law and as determined by the Board of Directors. Certificates shall be signed, either manually or by facsimile, by (a) the Chairman, the President or any Vice-President and by the Secretary, Assistant Secretary, Treasurer or Assistant Treasurer or (b) by any two officers designated by the Board of Directors. Each certificate may be sealed with the seal of the Corporation or a facsimile thereof. All certificates for shares shall be consecutively numbered or otherwise identified and entered into the stock transfer books of the Corporation. When shares are represented by certificates, the Corporation shall issue and deliver to each shareholder to whom such shares have been issued or transferred certificates representing the shares owned by him. When shares are not represented by certificates, then within a reasonable time after the issuance or transfer of such shares, the Corporation shall send the shareholder to whom such shares have been issued or transferred a written statement of the information required by law to be on certificates.

Section 2. Transfer of Shares. The Corporation shall maintain share transfer records, containing the name and address of each shareholder of record and the number and class or series of shares held by such shareholder. Transfers of shares of the Corporation shall be made only on the share transfer records of the Corporation by the holder of record thereof or by a duly authorized agent, transferee or legal representative and, if the shares are represented by certificates, only upon surrender for cancellation of the certificate for such shares; and

Section 3. Transfer Agent and Registrar. The Board of Directors may appoint one or more transfer agents and one or more registrars of transfers and may require all stock certificates to be signed or countersigned by the transfer agent and registered by the registrar of transfers.

Section 4. Regulations. The Board of Directors may make rules and regulations as it deems expedient concerning the issue, transfer and registration of shares of capital stock of the Corporation.

Section 5. Fixing Record Date. For the purpose of determining Shareholders entitled to notice of or to vote at any meeting of Shareholders, or entitled to receive payment of any dividend, or in order to make a determination of Shareholders for any other purpose, the Board of Directors may fix in advance a date as the record date for the determination of Shareholders. The record date shall be not more than 70 days before the meeting or action requiring a determination of Shareholders. A determination of Shareholders entitled to notice of or to vote at a Shareholders' meeting shall be effective for any adjournment of the meeting unless the Board of Directors fixes a new record date, which it shall do if the meeting is adjourned to a date more than 120 days after the date fixed for the original meeting.

Section 6. Lost Certificates. The Board of Directors must authorize the issuance of a new certificate in place of a certificate claimed to have been lost, destroyed or wrongfully taken, upon receipt of (a) an affidavit from the person explaining the loss, destruction or wrongful taking, and (b) a bond from the claimant in a sum as the Corporation may reasonably direct to indemnify the Corporation against loss from any claim with respect to the certificate claimed to have been lost, destroyed or wrongfully taken. The Board of Directors may, in its discretion, waive the affidavit and bond and authorize the issuance of a new certificate in place of a certificate claimed to have been lost, destroyed or wrongfully taken.

ARTICLE 8 - GENERAL PROVISIONS

Section 1. Dividends and other Distributions. The Board of Directors may from time to time declare and the Corporation may pay dividends or make other distributions with respect to its outstanding shares in the manner and upon the terms and conditions provided by law.

Section 2. Seal. The seal of the Corporation shall be any form approved from time to time or at any time by the Board of Directors.

Section 3. Depositaries. The Chairman, the President, the Chief Financial Officer, and the Treasurer are each authorized to designate depositaries for the funds of the Corporation deposited in its name or that of a division of the Corporation, or both, and the signatories with respect thereto in each case, and from time to time, to change such depositaries and signatories, with the same force and effect as if each such depositary and the signatories with respect thereto and changes therein had been specifically designated or authorized by the Board; and each depositary designated by the Board or by the Chairman, the President, the Chief Financial Officer, or the Treasurer shall be entitled to rely upon the certificate of the Secretary or any Assistant Secretary of the Corporation or of a division of the Corporation setting forth the fact of such designation and of the appointment of the officers of the Corporation or of the Division or of both or of other persons who are to be signatories with respect to the withdrawal of funds deposited with such depositary, or from time to time the fact of any change in any depositary or in the signatories with respect thereto.

Section 4. Signatories. Unless otherwise designated by the Board or by the Chairman, the President, the Chief Financial Officer or the Treasurer, all notes, drafts, checks, acceptances, orders for the payment of money shall be (a) signed by the Treasurer or any Assistant Treasurer and (b) countersigned by the Controller or any Assistant Controller, or either signed or countersigned by the Chairman, the Vice Chairman, the President, any Executive Vice President, any Senior Vice President or any Vice President in lieu of either the officers designated in (a) or the officers designated in (b) of this Section.

Section 5. Fiscal Year. The fiscal year of the Corporation shall be fixed by the Board of Directors.

Section 6. Amendment. These bylaws may be amended or repealed by the Board of Directors, including any bylaw adopted, amended or repealed by the Shareholders generally. These bylaws may be amended or repealed by the Shareholders even though the bylaws may also be amended or repealed by the Board of Directors.

Section 7. Definitions. Unless the context otherwise requires, terms used in these bylaws shall have the meanings assigned to them in the NCBCA to the extent defined therein.

Section 8. Electronic Transactions. The Corporation may conduct any action or set of actions by any electronic means.